Exhibit 99.1

Filed by PacWest Bancorp pursuant to Rule 425
under the Securities Act of 1933 and deemed
filed pursuant to Rule 14a-12 under the Securities
Act of 1934
Subject Company: CU Bancorp
Commission File No.: 001-35683

PRESS RELEASE

PacWest Bancorp

(Nasdaq: PACW)

Contact:	Donald D. Destino
Executive Vice President
Corporate Development and Investor Relations
Phone:	310-887-8521

FOR IMMEDIATE RELEASE	April 17, 2017

PACWEST BANCORP ANNOUNCES RESULTS

FOR THE FIRST QUARTER 2017

Highlights

•                   Net Earnings of $78.7 Million, or $0.65 Per Diluted Share

•                   New Loan and Lease Production of $1.0 Billion; $101 Million of Net Loan Growth

•                   Core Deposits Increase of $245 Million and Represent 78% of Total Deposits

•                   Tax Equivalent Net Interest Margin of 5.16%; Tax Equivalent Net Interest Margin Excluding Acquired Loan Discount Accretion of 5.02%

Los Angeles, California . . . PacWest Bancorp (Nasdaq: PACW) today announced net earnings for first quarter of 2017 of $78.7 million, or $0.65 per diluted share, compared to net earnings for the fourth quarter of 2016 of $85.6 million, or $0.71 per diluted share.  The decrease in net earnings from the prior quarter was primarily due to a decrease in interest income due to a $14.7 million decrease in acquired loan discount accretion as the fourth quarter of 2016 included $13.5 million of discount accretion from the payoff of a single loan.

Matt Wagner, President and CEO, commented, “First quarter 2017 earnings were below our expectations due mostly to an elevated credit provision and significant loan repayment activity. While the higher than expected provision was not driven by newly classified or impaired loans, it was a disappointment. We remain focused on driving high quality growth and minimizing credit costs.”

Patrick Rusnak, Executive Vice President and CFO stated, “Our first quarter tax equivalent NIM excluding acquired loan discount accretion increased one basis point to 5.02%. While the NIM benefitted from the repricing of variable-rate loans, this was partially offset by the mix of loan types that were paid off and originated during the quarter, combined with higher balances and rates on non-core deposits and borrowings.”

Mr. Wagner continued, “We recently announced our pending acquisition of CU Bancorp and are excited about the opportunities created through this transaction. CU Bancorp’s exceptional core deposit franchise and asset sensitive balance sheet will strengthen our position in a rising rate environment. This transaction will increase our scale and operating efficiencies, and will also increase our market share in the highly attractive Southern California market.”

FINANCIAL HIGHLIGHTS

	At or For the Three Months Ended
	March 31,	December 31,
Financial Highlights	2017	2016	Change
	(Dollars in thousands, except per share data)
Net earnings	$78,668	$85,647	$(6,979)
Diluted earnings per share	$0.65	$0.71	$(0.06)
Return on average assets	1.47%	1.59%	(0.12)
Return on average tangible equity (1)	13.90%	14.88%	(0.98)

Net interest margin (tax equivalent)	5.16%	5.47%	(0.31)
Net interest margin excluding acquired loan discount accretion (tax equivalent) (1)	5.02%	5.01%	0.01
Efficiency ratio	41.4%	40.1%	1.3

Total assets	$21,927,254	$21,869,767	$57,487
Loans and leases, net of deferred fees	$15,556,689	$15,455,954	$100,735
Noninterest-bearing deposits	$6,789,808	$6,659,016	$130,792
Core deposits	$12,769,073	$12,523,834	$245,239
Total deposits	$16,331,008	$15,870,611	$460,397

Noninterest-bearing deposits as percentage of total deposits	42%	42%	—
Core deposits as percentage of total deposits	78%	79%	(1)

Equity to assets ratio	20.56%	20.48%	0.08
Tangible common equity ratio (1)	11.67%	11.54%	0.13
Book value per share	$37.13	$36.93	$0.20
Tangible book value per share (1)	$18.95	$18.71	$0.24

(1) Non-GAAP measure.

INCOME STATEMENT HIGHLIGHTS

Net Interest Income

Net interest income decreased by $15.9 million to $232.5 million in the first quarter of 2017 compared to $248.3 million in the fourth quarter of 2016 due to lower discount accretion on acquired loans, offset by higher average loan and lease balances.  Total accretion on acquired loans was $6.4 million in the first quarter of 2017 (17 basis points on the loan and lease yield) compared to $21.2 million in the fourth quarter of 2016 (56 basis points on the loan and lease yield).  The decrease in accretion was due primarily to lower accelerated accretion from payoffs on acquired loans, including $13.5 million from the payoff of a nonaccrual purchased credit impaired (“PCI”) loan in the fourth quarter of 2016.  The loan and lease yield for the first quarter of 2017 was 5.94% compared to 6.31% for the fourth quarter of 2016.  The decrease in the loan and lease yield was principally due to the lower discount accretion on acquired loans.  Excluding acquired loan discount accretion, the loan and lease yield was 5.77% in the first quarter of 2017 compared to 5.75% in the fourth quarter of 2016.

The tax equivalent NIM for the first quarter of 2017 was 5.16% compared to 5.47% for the fourth quarter of 2016. The decrease in the NIM was mostly due to lower discount accretion on acquired loans. Such accretion contributed 14 basis points to the NIM in the first quarter of 2017 and 46 basis points to the NIM in the fourth quarter of 2016.  Excluding acquired loan discount accretion, the tax equivalent NIM was 5.02% in the first quarter of 2017 compared to 5.01% in the fourth quarter of 2016.

The cost of total deposits increased to 0.21% in the first quarter of 2017 from 0.19% in the fourth quarter of 2016 due to higher average costs and balances of non-core interest-bearing deposits.

The tax equivalent net interest income and NIM as well as the loan and lease interest income and loan and lease yield are impacted by volatility in accretion of acquisition discounts on acquired loans and leases. The effects of this are shown in the following tables for the periods indicated:

	Three Months Ended		Three Months Ended
	March 31, 2017		December 31, 2016
		Impact on		Impact on
	Amount	NIM	Amount	NIM
	(Dollars in thousands)
Net interest income/NIM	$237,235	5.16%	$253,131	5.47%
Less: Accelerated accretion of acquisition discounts from early payoffs of acquired loans	(2,944)	(0.06)%	(17,454)	(0.38)%
Remaining accretion of Non-PCI loan acquisition discounts	(3,505)	(0.08)%	(3,726)	(0.08)%
Total acquired loan discount accretion	(6,449)	(0.14)%	(21,180)	(0.46)%
Net interest income/NIM excluding total acquired loan discount accretion	$230,786	5.02%	$231,951	5.01%

	Three Months Ended		Three Months Ended
	March 31, 2017		December 31, 2016
		Impact on		Impact on
		Loan and		Loan and
	Amount	Lease Yield	Amount	Lease Yield
	(Dollars in thousands)
Loan and lease interest income/Yield	$224,178	5.94%	$238,223	6.31%
Less: Accelerated accretion of acquisition discounts from early payoffs of acquired loans	(2,944)	(0.08)%	(17,454)	(0.46)%
Remaining accretion of Non-PCI loan acquisition discounts	(3,505)	(0.09)%	(3,726)	(0.10)%
Total acquired loan discount accretion	(6,449)	(0.17)%	(21,180)	(0.56)%
Loan and lease interest income/Yield excluding total acquired loan discount accretion	$217,729	5.77%	$217,043	5.75%

Noninterest Income

Noninterest income increased by $6.2 million to $35.1 million in the first quarter of 2017 compared to $28.9 million in the fourth quarter of 2016 due mostly to a $7.9 million increase in other income attributable mainly to a $5.0 million legal settlement with a former borrower and a $1.2 million increase in loan syndication fees. This was offset by a decrease in other commissions and fees of $1.6 million driven by a decrease in loan prepayment and unused commitment fees of $2.0 million. Warrant income decreased $0.9 million mainly due to lower realized gains on exercised warrants.

The following table presents details of noninterest income for the periods indicated:

	Three Months Ended
	March 31,	December 31,	Increase
Noninterest Income	2017	2016	(Decrease)
	(In thousands)
Service charges on deposit accounts	$3,758	$3,557	$201
Other commissions and fees	10,390	12,036	(1,646)
Leased equipment income	9,475	8,614	861
Gain on sale of loans and leases	712	119	593
Gain (loss) on sale of securities	(99)	515	(614)
Other income:
Dividends and realized gains on equity investments	1,345	1,453	(108)
Warrant income	155	1,101	(946)
Other	9,378	1,500	7,878
Total noninterest income	$35,114	$28,895	$6,219

Noninterest Expense

Noninterest expense decreased by $2.1 million to $116.5 million in the first quarter of 2017 compared to $118.6 million in the fourth quarter of 2016. The decrease was due mostly to a decrease in foreclosed assets expense of $2.6 million, a decrease in other professional services expense of $1.5 million, and a decrease in compensation expense of $1.1 million, offset by an increase in other expense of $1.5 million.  Foreclosed assets expense decreased primarily due to a $2.6 million write-down recorded in the fourth quarter of 2016.  Other professional services expense decreased due to lower legal expense and consulting expense. The $1.1 million reduction in compensation expense was attributable to lower bonus and severance expense, offset by a seasonal increase in payroll taxes. The increase in other expense is mainly attributable to a $1.5 million accrual to increase our reserve for probable loss contingencies.

The following table presents details of noninterest expense for the periods indicated:

	Three Months Ended
	March 31,	December 31,	Increase
Noninterest Expense	2017	2016	(Decrease)
	(In thousands)
Compensation	$64,880	$66,013	$(1,133)
Occupancy	11,608	12,076	(468)
Data processing	7,015	6,574	441
Other professional services	3,378	4,880	(1,502)
Insurance and assessments	4,791	4,124	667
Intangible asset amortization	3,064	3,176	(112)
Leased equipment depreciation	5,625	5,291	334
Foreclosed assets expense (income), net	143	2,693	(2,550)
Acquisition, integration and reorganization costs	500	—	500
Other expense:
Loan expense	3,387	3,140	247
Other	12,153	10,655	1,498
Total noninterest expense	$116,544	$118,622	$(2,078)

Income Taxes

The overall effective income tax rate was 37.7% in the first quarter of 2017 and 36.7% in the fourth quarter of 2016.  The estimated effective tax rate for the full year 2017 is approximately 38.1%.

BALANCE SHEET HIGHLIGHTS

Loans and Leases

Total loans and leases increased by $100.7 million in the first quarter of 2017 to $15.6 billion at March 31, 2017.  The net increase was driven by first quarter originations and purchases of $1.0 billion, offset partially by principal repayments of $0.9 billion. A portfolio of 56 multi-family loans with an aggregate principal balance of $183 million was purchased from another bank during the first quarter of 2017.

The following table presents a roll forward of the loan and lease portfolio for the periods indicated:

	Three Months Ended
	March 31,	December 31,
Loan and Lease Roll Forward (1)	2017	2016
	(Dollars in thousands)
Beginning balance	$15,455,954	$14,742,846
New production	1,048,841	1,272,900
Existing loans and leases:
Principal repayments, net (2)	(888,409)	(526,232)
Loan and lease sales	(36,461)	(14,825)
Transfers to foreclosed assets	(78)	(652)
Charge-offs	(23,158)	(18,083)
Ending balance	$15,556,689	$15,455,954

Weighted average rate on new production	4.91%	4.83%

(1) Includes direct financing leases but excludes equipment leased to others under operating leases.

(2) Includes principal repayments on existing loans, changes in revolving lines of credit (repayments and draws), loan participation sales and other changes within the loan portfolio.

The following table presents the composition of our loan and lease portfolio as of the dates indicated:

	March 31,	December 31,	March 31,
Loan and Lease Portfolio	2017	2016	2016
	(In thousands)
Real estate mortgage:
Commercial	$4,420,923	$4,396,696	$4,640,419
Residential	1,554,946	1,314,036	1,149,998
Total real estate mortgage	5,975,869	5,710,732	5,790,417
Real estate construction and land:
Commercial	668,510	581,246	308,192
Residential	442,051	384,001	269,965
Total real estate construction and land	1,110,561	965,247	578,157
Total real estate loans	7,086,430	6,675,979	6,368,574
Commercial:
Cash flow	3,138,196	3,112,890	3,173,424
Asset-based	2,391,161	2,611,796	2,589,598
Venture capital	1,934,949	1,987,900	1,507,788
Equipment finance	623,237	691,967	733,228
Total commercial	8,087,543	8,404,553	8,004,038
Consumer	382,716	375,422	110,905
Total loans and leases, net of deferred fees	$15,556,689	$15,455,954	$14,483,517

Total unfunded loan commitments	$4,497,373	$4,166,703	$3,812,554

Loan growth in the first quarter came primarily from the multi-family mortgage and construction portfolios. High repayment activity in our lender finance portfolio drove the $220 million decline in asset-based loans for the quarter.

Deposits and Client Investment Funds

The following table presents the composition of our deposit portfolio as of the dates indicated:

	March 31,	December 31,	March 31,
Deposit Category	2017	2016	2016
	(Dollars in thousands)
Noninterest-bearing demand deposits	$6,789,808	$6,659,016	$6,139,963
Interest checking deposits	1,509,902	1,448,394	921,189
Money market deposits	3,758,962	3,705,385	3,144,843
Savings deposits	710,401	711,039	764,323
Total core deposits	12,769,073	12,523,834	10,970,318
Brokered non-maturity deposits	1,154,070	1,174,487	985,784
Total non-maturity deposits	13,923,143	13,698,321	11,956,102
Time deposits $250,000 and under	1,998,597	1,758,434	2,752,315
Time deposits over $250,000	409,268	413,856	732,958
Total time deposits	2,407,865	2,172,290	3,485,273
Total deposits	$16,331,008	$15,870,611	$15,441,375

Noninterest-bearing demand deposits as percentage of total deposits	42%	42%	40%
Core deposits as percentage of total deposits	78%	79%	71%

At March 31, 2017, core deposits totaled $12.8 billion, or 78% of total deposits, including $6.8 billion of noninterest-bearing demand deposits, or 42% of total deposits.

In addition to deposit products, we also offer alternative non-depository cash investment options for select clients; these alternatives include investments managed by Square 1 Asset Management, Inc. (“S1AM”), our registered investment advisor subsidiary, and third-party sweep products.  Total off-balance sheet client investment funds at March 31, 2017 were $1.5 billion, of which $1.3 billion was managed by S1AM.

PROVISION AND ALLOWANCE FOR CREDIT LOSSES

A provision for credit losses of $24.7 million was recorded in the first quarter of 2017 compared to $23.2 million in the fourth quarter of 2016. The first quarter provision consisted of $24.5 million for non-purchased credit impaired (“Non-PCI”) loans and leases and $0.2 million for PCI loans; this compares to $21.0 million and $2.2 million for the fourth quarter of 2016.  The level of provision for the first quarter of 2017 was mainly attributable to specific provisions for impaired loans that were classified or impaired at December 31, 2016 and general provisions from increased general reserve loss factors which are influenced by net charge-off experience. The allowance for Non-PCI credit losses to Non-PCI loans and leases coverage ratio was 1.08% and 1.05% at March 31, 2017 and December 31, 2016.

The following tables show roll forwards of the allowance for credit losses for the periods indicated:

	Three Months Ended March 31, 2017
	Non-PCI
Allowance for Credit	Loans and	Unfunded	Total	PCI
Losses Rollforward	Leases	Commitments	Non-PCI	Loans	Total
	(In thousands)
Beginning balance	$143,755	$17,523	$161,278	$13,483	$174,761
Charge-offs	(20,928)	—	(20,928)	(2,230)	(23,158)
Recoveries	2,739	—	2,739	—	2,739
Net (charge-offs) recoveries	(18,189)	—	(18,189)	(2,230)	(20,419)
Provision	24,260	240	24,500	228	24,728
Ending balance	$149,826	$17,763	$167,589	$11,481	$179,070

	Three Months Ended December 31, 2016
	Non-PCI
Allowance for Credit	Loans and	Unfunded	Total	PCI
Losses Rollforward	Leases	Commitments	Non-PCI	Loans	Total
	(In thousands)
Beginning balance	$136,747	$17,323	$154,070	$11,229	$165,299
Charge-offs	(18,083)	—	(18,083)	—	(18,083)
Recoveries	4,291	—	4,291	39	4,330
Net charge-offs	(13,792)	—	(13,792)	39	(13,753)
Provision	20,800	200	21,000	2,215	23,215
Ending balance	$143,755	$17,523	$161,278	$13,483	$174,761

The gross charge-offs for the first quarter of 2017 included approximately $12.5 million related to two healthcare cash flow loans for which $7.5 million of specific reserves were recorded as of the prior quarter-end. Approximately $5.5 million of the gross charge-offs were associated with four venture capital loans for which $3.2 million of specific reserves were recorded as of the prior quarter-end. The annualized ratio of net charge-offs to total average loans for the quarter ended March 31, 2017 was 0.48%.

All acquired loans are recorded initially at their estimated fair value including an estimate of credit losses. The table below presents two alternative views of credit risk coverage ratios for Non-PCI loans reflecting adjustments for acquired loans and leases and associated purchase accounting discounts:

	March 31, 2017				December 31, 2016
Non-PCI Adjusted	Non-PCI				Non-PCI
Allowance for Credit Losses	Loans and	Allowance/		Coverage	Loans and	Allowance/		Coverage
to Loans and Leases	Leases	Discount		Ratio	Leases	Discount		Ratio
	(Dollars in thousands)
Adjustment for Acquired Loans and Leases and Related Allowance:
Ending balance	$15,526,518	$167,589		1.08%	$15,412,092	$161,278		1.05%
Acquired loans and allowance	(3,965,423)	(42,807	)(1)		(4,413,176)	(44,352	)(1)
Adjusted balance	$11,561,095	$124,782		1.08%	$10,998,916	$116,926		1.06%

Adjustment for Unamortized Purchase Discount on Acquired Loans and Leases:
Ending balance	$15,526,518	$167,589		1.08%	$15,412,092	$161,278		1.05%
Unamortized purchase discount	39,347	39,347	(2)		45,639	45,639	(2)
Adjusted balance	$15,565,865	$206,936		1.33%	$15,457,731	$206,917		1.34%

(1)         Allowance attributed to $4.0 billion and $4.4 billion of acquired Non-PCI loans at March 31, 2017 and December 31, 2016, based on the allowance calculation that includes an amount for credit deterioration on acquired loans and leases since their acquisition dates.

(2)         Unamortized purchase discount relates to $4.0 billion and $4.4 billion of acquired Non-PCI loans at March 31, 2017 and December 31, 2016, and is assigned specifically to those loans only.  Such discount represents the acquisition date fair value adjustment based on market, liquidity, interest rate risk and credit risk and is being accreted to interest income over the remaining life of the respective loans using the interest method.  Use of the interest method results in steadily declining amounts being taken into income in each reporting period.  The remaining discount of $39.3 million at March 31, 2017, is expected to be substantially accreted to income by the end of 2018.

CREDIT QUALITY

The following table presents Non-PCI loan and lease credit quality metrics as of the dates indicated:

	March 31,	December 31,
Non-PCI Credit Quality Metrics	2017	2016
	(Dollars in thousands)
Nonaccrual loans and leases	$173,030	$170,599
Classified loans and leases	424,399	409,645
Performing troubled debt restructured loans	56,947	64,952
Allowance for credit losses	167,589	161,278
Net charge-offs (for the quarter)	18,189	13,792
Provision for credit losses (for the quarter)	24,500	21,000
Allowance for credit losses to loans and leases	1.08%	1.05%
Allowance for credit losses to nonaccrual loans and leases	96.9%	94.5%
Nonaccrual loans and leases to loans and leases	1.11%	1.11%
Nonperforming assets to loans and leases and foreclosed assets	1.20%	1.19%
Classified loans and leases to loans and leases	2.73%	2.66%

The following table presents Non-PCI nonaccrual loans and leases and accruing loans and leases past due between 30 and 89 days by portfolio segment and class as of the dates indicated:

	Non-PCI Nonaccrual Loans and Leases				Non-PCI Accruing and
	March 31, 2017		December 31, 2016		30-89 Days Past Due
		% of		% of	March 31,	December 31,
		Loan		Loan	2017	2016
	Amount	Category	Amount	Category	Amount	Amount
	(Dollars in thousands)
Real estate mortgage:
Commercial	$66,216	1.5%	$62,454	1.4%	$7,383	$7,691
Residential	5,826	0.4%	6,881	0.5%	640	5,524
Total real estate mortgage	72,042	1.2%	69,335	1.2%	8,023	13,215
Real estate construction and land:
Commercial	—	0.0%	—	0.0%	—	—
Residential	362	0.1%	364	0.1%	—	—
Total real estate construction and land	362	0.0%	364	0.0%	—	—
Commercial:
Cash flow	53,611	1.7%	53,908	1.7%	394	153
Asset-based	1,165	0.0%	2,118	0.1%	—	1,500
Venture capital	15,289	0.8%	11,687	0.6%	13,265	13,295
Equipment finance	30,388	4.9%	32,848	4.7%	115	218
Total commercial	100,453	1.2%	100,561	1.2%	13,774	15,166
Consumer	173	0.0%	339	0.1%	49	224
Total Non-PCI loans and leases	$173,030	1.1%	$170,599	1.1%	$21,846	$28,605

The following table presents nonperforming assets as of the dates indicated:

	March 31,	December 31,
Nonperforming Assets	2017	2016
	(Dollars in thousands)
Nonaccrual Non-PCI loans and leases	$173,030	$170,599
Nonaccrual PCI loans	2,404	2,928
Total nonaccrual loans and leases	175,434	173,527
Foreclosed assets, net	12,842	12,976
Total nonperforming assets	$188,276	$186,503

Nonaccrual loans and leases to loans and leases	1.12%	1.12%
Nonperforming assets to loans and leases and foreclosed assets	1.20%	1.20%

CU BANCORP MERGER ANNOUNCEMENT

On April 6, 2017, PacWest announced the signing of a definitive agreement and plan of merger (the “Agreement”) whereby PacWest will acquire CU Bancorp in a transaction valued at approximately $705 million.

CU Bancorp, headquartered in Los Angeles, California, is the parent of California United Bank, a California state-chartered non-member bank, with approximately $3.0 billion in assets and nine branches located in Los Angeles, Orange, Ventura, and San Bernardino counties at December 31, 2016. In connection with the transaction, California United Bank will be merged into Pacific Western Bank, the principal operating subsidiary of PacWest Bancorp.

The transaction, which was approved by the PacWest and CU Bancorp boards of directors, is expected to close in the fourth quarter of 2017 and is subject to customary closing conditions, including obtaining approval by CU Bancorp’s shareholders and bank regulatory authorities.

As of December 31, 2016, on a pro forma consolidated basis, the combined company would have approximately $25.0 billion in assets and 87 branches, prior to contemplated consolidations.

Under terms of the Agreement, CU Bancorp shareholders will receive 0.5308 shares of PacWest common stock and $12.00 in cash for each share of CU Bancorp. Based on PacWest’s April 5, 2017 closing price of $51.72, the total value of the merger consideration is $39.45 per CU Bancorp share.

ABOUT PACWEST BANCORP

PacWest Bancorp (“PacWest”) is a bank holding company with over $21 billion in assets with one wholly-owned banking subsidiary, Pacific Western Bank (the “Bank”). The Bank has 74 full-service branches located throughout the state of California and one branch in Durham, North Carolina. We provide commercial banking services, including real estate, construction, and commercial loans, and comprehensive deposit and treasury management services to small and medium-sized businesses.  We offer additional products and services through our CapitalSource and Square 1 Bank divisions. Our CapitalSource Division provides cash flow, asset-based, equipment and real estate loans and treasury management services to established middle market businesses on a national basis.  Our Square 1 Bank Division offers a comprehensive suite of financial services focused on entrepreneurial businesses and their venture capital and private equity investors, with offices located in key innovation hubs across the United States.  For more information about PacWest Bancorp, visit www.pacwestbancorp.com, or to learn more about Pacific Western Bank, visit www.pacificwesternbank.com.

FORWARD LOOKING STATEMENTS

This release contains certain “forward-looking statements” about the Company and its subsidiaries within the meaning of the Private Securities Litigation Reform Act of 1995, including forward-looking statements relating to the Company’s current business plans and expectations regarding future operating results and metrics and including statements about our expectations regarding our pending merger between the Company and CU Bancorp. All statements contained in this release that are not clearly historical in nature are forward-looking, and the words “anticipate,” “assume,” “intend,” “believe,” “forecast,” “expect,” “estimate,” “plan,” “continue,” “will,” “should,” “look forward” and similar expressions are generally intended to identify forward-looking statements. All forward-looking statements (including statements regarding future financial and operating results and future transactions and their results) involve risks, uncertainties and contingencies, many of which are beyond our control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance or achievements. These risks and uncertainties include, but are not limited to, our ability to compete effectively against other financial institutions in our banking markets; the impact of changes in interest rates or levels of market activity, especially on our loan and investment portfolios; deterioration, weaker than expected improvement, or other changes in the state of the economy or the markets in which we conduct business (including the levels of IPOs and M&A activities); changes in credit quality and the effect of credit quality on our provision for loan and lease losses and allowance for loan and leases losses; our ability to attract deposits and other sources of funding or liquidity; our capital requirements and our ability to generate capital internally or raise capital on favorable terms; the costs and effects of legal, compliance and regulatory actions, changes and developments, including the impact of adverse judgments or settlements in litigation, the initiation and resolution of regulatory or other governmental inquiries or investigations, and/or the results of regulatory examinations or reviews; the Company’s ability to complete the proposed CU Bancorp transaction, including by obtaining regulatory approvals and approval by the shareholders of CU Bancorp, or any future transaction, successfully integrate such acquired entities, or achieve expected beneficial synergies and/or operating efficiencies, in each case within expected timeframes or at all; changes in the Company’s stock price before completion of the CU Bancorp merger, including as a result of the financial performance of the Company or CU Bancorp before closing; and our success at managing the risks involved in the foregoing items and all other factors set forth in the Company’s public reports, including the Annual Report on Form 10-K for the year ended December 31, 2016, and particularly the discussion of risk factors within that document.

All forward-looking statements included in this release are based on information available at the time of the release. We are under no obligation to (and expressly disclaim any such obligation to) update or alter our forward-looking statements, whether as a result of new information, future events or otherwise except as required by law.

ADDITIONAL INFORMATION ABOUT THE PROPOSED TRANSACTION AND WHERE TO FIND IT

Investors and security holders are urged to carefully review and consider each of PacWest’s and CU Bancorp’s public filings with the SEC, including but not limited to their Annual Reports on Form 10-K, their proxy statements, their Current Reports on Form 8-K and their Quarterly Reports on Form 10-Q. The documents filed by PacWest with the SEC may be obtained free of charge at PacWest’s website at www.pacwestbancorp.com or at the SEC’s website at www.sec.gov. These documents may also be obtained free of charge from PacWest by requesting them in writing to PacWest Bancorp, 9701 Wilshire Boulevard, Suite 700, Beverly Hills, CA 90212; Attention: Investor Relations, by submitting an email request to investor-relations@pacwestbancorp.com or by telephone at (310) 887-8521.

The documents filed by CU Bancorp with the SEC may be obtained free of charge at CU Bancorp’s website at www.cubancorp.com or at the SEC’s website at www.sec.gov. These documents may also be obtained free of charge from CU Bancorp by requesting them in writing to CU Bancorp, 818 W. 7th Street, Suite 220, Los Angeles, CA 90017; Attention: Investor Relations, or by telephone at 818-257-7700.

PacWest intends to file a registration statement with the SEC which will include a proxy statement of CU Bancorp and a prospectus of PacWest, and each party will file other documents regarding the proposed transaction with the SEC. Before making any voting or investment decision, investors and security holders of CU Bancorp are urged to carefully read the entire registration statement and proxy statement/prospectus, when they become available, as well as any amendments or supplements to these documents, because they will contain important information about the proposed transaction. A definitive proxy statement/prospectus will be sent to the shareholders of CU Bancorp seeking any required shareholder approvals. Investors and security holders will be able to obtain the registration statement and the proxy statement/prospectus free of charge from the SEC’s website or from PacWest or CU Bancorp by writing to the addresses provided for each company set forth in the paragraphs above.

PacWest, CU Bancorp, their directors, executive officers and certain other persons may be deemed to be participants in the solicitation of proxies from CU Bancorp shareholders in favor of the approval of the transaction. Information about the directors and executive officers of PacWest and their ownership of PacWest common stock is set forth in the proxy statement for PacWest’s 2017 annual meeting of stockholders, as previously filed with the SEC. Information about the directors and executive officers of CU Bancorp and their ownership of CU Bancorp common shares is set forth in the proxy statement for CU Bancorp’s 2016 annual meeting of shareholders, as previously filed with the SEC. Shareholders may obtain additional information regarding the interests of such participants by reading the registration statement and the proxy statement/prospectus when they become available.

PACWEST BANCORP AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEET

	March 31,	December 31,
	2017	2016
	(Dollars in thousands, except per share data)
ASSETS:
Cash and due from banks	$184,608	$337,965
Interest-earning deposits in financial institutions	111,892	81,705
Total cash and cash equivalents	296,500	419,670

Securities available-for-sale, at estimated fair value	3,336,992	3,223,830
Federal Home Loan Bank stock, at cost	17,901	21,870
Total investment securities	3,354,893	3,245,700

Non-PCI loans and leases	15,526,518	15,412,092
PCI loans	96,353	108,445
Total gross loans and leases	15,622,871	15,520,537
Deferred fees, net	(66,182)	(64,583)
Total loans and leases, net of deferred fees	15,556,689	15,455,954
Allowance for loan and lease losses	(161,307)	(157,238)
Total loans and leases, net	15,395,382	15,298,716

Equipment leased to others under operating leases	224,580	229,905
Premises and equipment, net	28,908	38,594
Foreclosed assets, net	12,842	12,976
Deferred tax asset, net	88,765	94,112
Goodwill	2,173,949	2,173,949
Core deposit and customer relationship intangibles, net	33,302	36,366
Other assets	318,133	319,779
Total assets	$21,927,254	$21,869,767

LIABILITIES:
Noninterest-bearing deposits	$6,789,808	$6,659,016
Interest-bearing deposits	9,541,200	9,211,595
Total deposits	16,331,008	15,870,611
Borrowings	460,609	905,812
Subordinated debentures	442,516	440,744
Accrued interest payable and other liabilities	185,015	173,545
Total liabilities	17,419,148	17,390,712
STOCKHOLDERS’ EQUITY (1)	4,508,106	4,479,055
Total liabilities and stockholders’ equity	$21,927,254	$21,869,767

Book value per share	$37.13	$36.93
Tangible book value per share (2)	$18.95	$18.71
Shares outstanding	121,408,133	121,283,669

(1) Includes net unrealized gain on securities available-for-sale, net	$12,718	$5,982

(2) Non-GAAP measure.

PACWEST BANCORP AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF EARNINGS

	Three Months Ended
	March 31,	December 31,	March 31,
	2017	2016	2016
	(Dollars in thousands, except per share data)
Interest income:
Loans and leases	$224,178	$238,223	$236,375
Investment securities	23,039	23,403	22,547
Deposits in financial institutions	192	147	308
Total interest income	247,409	261,773	259,230

Interest expense:
Deposits	8,377	7,369	9,073
Borrowings	1,018	631	581
Subordinated debentures	5,562	5,468	4,982
Total interest expense	14,957	13,468	14,636

Net interest income	232,452	248,305	244,594
Provision for credit losses	24,728	23,215	20,140
Net interest income after provision for credit losses	207,724	225,090	224,454

Noninterest income:
Service charges on deposit accounts	3,758	3,557	3,856
Other commissions and fees	10,390	12,036	11,489
Leased equipment income	9,475	8,614	8,244
Gain on sale of loans and leases	712	119	245
Gain (loss) on sale of securities	(99)	515	8,110
FDIC loss sharing expense, net	—	—	(2,415)
Other income	10,878	4,054	5,010
Total noninterest income	35,114	28,895	34,539

Noninterest expense:
Compensation	64,880	66,013	61,065
Occupancy	11,608	12,076	12,632
Data processing	7,015	6,574	5,904
Other professional services	3,378	4,880	3,572
Insurance and assessments	4,791	4,124	4,965
Intangible asset amortization	3,064	3,176	4,746
Leased equipment depreciation	5,625	5,291	5,024
Foreclosed assets expense (income), net	143	2,693	(561)
Acquisition, integration and reorganization costs	500	—	200
Other expense	15,540	13,795	13,141
Total noninterest expense	116,544	118,622	110,688

Earnings before income taxes	126,294	135,363	148,305
Income tax expense	(47,626)	(49,716)	(57,849)
Net earnings	$78,668	$85,647	$90,456

Basic and diluted earnings per share	$0.65	$0.71	$0.74

PACWEST BANCORP AND SUBSIDIARIES

NET EARNINGS PER SHARE CALCULATIONS

	Three Months Ended
	March 31,	December 31,	March 31,
	2017	2016	2016
	(In thousands, except per share data)
Basic Earnings Per Share:
Net earnings	$78,668	$85,647	$90,456
Less: earnings allocated to unvested restricted stock (1)	(999)	(1,004)	(1,067)
Net earnings allocated to common shares	$77,669	$84,643	$89,389

Weighted-average basic shares and unvested restricted stock outstanding	121,346	121,464	121,598
Less: weighted-average unvested restricted stock outstanding	(1,503)	(1,450)	(1,392)
Weighted-average basic shares outstanding	119,843	120,014	120,206

Basic earnings per share	$0.65	$0.71	$0.74

Diluted Earnings Per Share:
Net earnings allocated to common shares	$77,669	$84,643	$89,389

Weighted-average basic shares outstanding	119,843	120,014	120,206

Diluted earnings per share	$0.65	$0.71	$0.74

(1) Represents cash dividends paid to holders of unvested stock, net of estimated forfeitures, plus undistributed earnings amounts available to holders of unvested restricted stock, if any.

PACWEST BANCORP AND SUBSIDIARIES

AVERAGE BALANCE SHEET AND YIELD ANALYSIS

	Three Months Ended
	March 31, 2017			December 31, 2016			March 31, 2016
		Interest	Average		Interest	Average		Interest	Average
	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Cost	Balance	Expense	Cost	Balance	Expense	Cost
	(Dollars in thousands)
Assets:
PCI loans	$89,335	$4,250	19.29%	$104,234	$17,481	66.72%	$167,626	$20,072	48.16%
Non-PCI loans and leases	15,207,709	219,928	5.86%	14,904,034	220,742	5.89%	14,303,539	216,303	6.08%
Total loans and leases	15,297,044	224,178	5.94%	15,008,268	238,223	6.31%	14,471,165	236,375	6.57%
Investment securities (1)	3,257,448	27,822	3.46%	3,293,003	28,229	3.41%	3,460,293	27,493	3.20%
Deposits in financial institutions	100,751	192	0.77%	111,918	147	0.52%	230,293	308	0.54%
Total interest-earning assets	18,655,243	252,192	5.48%	18,413,189	266,599	5.76%	18,161,751	264,176	5.85%
Other assets	2,990,291			3,014,761			3,036,843
Total assets	$21,645,534			$21,427,950			$21,198,594

Liabilities and Stockholders’ Equity:
Interest checking	$1,505,439	1,167	0.31%	$1,449,346	951	0.26%	$926,256	383	0.17%
Money market	4,866,720	4,410	0.37%	4,740,944	3,672	0.31%	3,848,753	2,415	0.25%
Savings	711,529	298	0.17%	751,817	331	0.18%	753,371	444	0.24%
Time	2,246,547	2,502	0.45%	2,384,973	2,415	0.40%	3,860,272	5,831	0.61%
Total interest-bearing deposits	9,330,235	8,377	0.36%	9,327,080	7,369	0.31%	9,388,652	9,073	0.39%
Borrowings	596,903	1,018	0.69%	505,567	631	0.50%	494,725	581	0.47%
Subordinated debentures	441,521	5,562	5.11%	440,907	5,468	4.93%	436,535	4,982	4.59%
Total interest-bearing liabilities	10,368,659	14,957	0.59%	10,273,554	13,468	0.52%	10,319,912	14,636	0.57%
Noninterest-bearing demand deposits	6,595,346			6,496,221			6,273,249
Other liabilities	177,854			156,227			166,831
Total liabilities	17,141,859			16,926,002			16,759,992
Stockholders’ equity	4,503,675			4,501,948			4,438,602
Total liabilities and stockholders’ equity	$21,645,534			$21,427,950			$21,198,594
Net interest income (2)		$237,235			$253,131			$249,540
Net interest spread (2)			4.89%			5.24%			5.28%
Net interest margin (2)			5.16%			5.47%			5.53%

Total deposits (3)	$15,925,581	$8,377	0.21%	$15,823,301	$7,369	0.19%	$15,661,901	$9,073	0.23%
Funding sources (4)	$16,964,005	$14,957	0.36%	$16,769,775	$13,468	0.32%	$16,593,161	$14,636	0.35%

(1)             Includes tax equivalent adjustments of $4.8 million, $4.8 million, and $4.9 million for the three months ended March 31, 2017, December 31, 2016, and March 31, 2016 related to tax exempt income on municipal securities.  The federal statutory tax rate utilized was 35% for the periods.

(2)             Tax equivalent.

(3)             Total deposits is the sum of total interest-bearing deposits and noninterest-bearing demand deposits.  The cost of total deposits is calculated as annualized interest expense on deposits divided by average total deposits.

(4)             Funding sources is the sum of total interest-bearing liabilities and noninterest-bearing demand deposits. The cost of funding sources is calculated as annualized total interest expense divided by average funding sources.

PACWEST BANCORP AND SUBSIDIARIES

FIVE QUARTER BALANCE SHEET

	March 31,	December 31,	September 30,	June 30,	March 31,
	2017	2016	2016	2016	2016
	(Dollars in thousands, except per share data)
ASSETS:
Cash and due from banks	$184,608	$337,965	$286,371	$226,471	$161,977
Interest-earning deposits in financial institutions	111,892	81,705	253,994	218,882	357,541
Total cash and cash equivalents	296,500	419,670	540,365	445,353	519,518

Securities available-for-sale	3,336,992	3,223,830	3,341,335	3,347,546	3,240,586
Federal Home Loan Bank stock	17,901	21,870	19,386	24,214	17,250
Total investment securities	3,354,893	3,245,700	3,360,721	3,371,760	3,257,836

Non-PCI loans and leases	15,526,518	15,412,092	14,686,206	14,566,425	14,365,915
PCI loans	96,353	108,445	120,221	136,901	176,607
Total gross loans and leases	15,622,871	15,520,537	14,806,427	14,703,326	14,542,522
Deferred fees, net	(66,182)	(64,583)	(63,581)	(61,866)	(59,005)
Total loans and leases, net of deferred fees	15,556,689	15,455,954	14,742,846	14,641,460	14,483,517
Allowance for loan and lease losses	(161,307)	(157,238)	(147,976)	(143,289)	(130,361)
Total loans and leases, net	15,395,382	15,298,716	14,594,870	14,498,171	14,353,156

Equipment leased to others under operating leases	224,580	229,905	198,931	204,062	205,163
Premises and equipment, net	28,908	38,594	38,977	38,718	39,713
Foreclosed assets, net	12,842	12,976	15,113	16,181	18,310
Deferred tax asset, net	88,765	94,112	27,073	24,413	91,126
Goodwill	2,173,949	2,173,949	2,173,949	2,175,791	2,175,791
Core deposit and customer relationship intangibles, net	33,302	36,366	39,542	43,766	48,137
Other assets	318,133	319,779	325,750	328,924	322,259
Total assets	$21,927,254	$21,869,767	$21,315,291	$21,147,139	$21,031,009

LIABILITIES:
Noninterest-bearing deposits	$6,789,808	$6,659,016	$6,521,946	$6,222,696	$6,139,963
Interest-bearing deposits	9,541,200	9,211,595	9,123,722	8,925,313	9,301,412
Total deposits	16,331,008	15,870,611	15,645,668	15,148,009	15,441,375
Borrowings	460,609	905,812	541,011	918,208	551,401
Subordinated debentures	442,516	440,744	441,112	439,322	438,723
Accrued interest payable and other liabilities	185,015	173,545	144,905	128,296	142,918
Total liabilities	17,419,148	17,390,712	16,772,696	16,633,835	16,574,417
STOCKHOLDERS’ EQUITY (1)	4,508,106	4,479,055	4,542,595	4,513,304	4,456,592
Total liabilities and stockholders’ equity	$21,927,254	$21,869,767	$21,315,291	$21,147,139	$21,031,009

Book value per share	$37.13	$36.93	$37.29	$37.05	$36.60
Tangible book value per share (2)	$18.95	$18.71	$19.12	$18.83	$18.33
Shares outstanding	121,408,133	121,283,669	121,817,524	121,819,849	121,771,252

(1) Includes net unrealized gain on securities available-for-sale, net	$12,718	$5,982	$72,073	$81,744	$48,479
(2) Non-GAAP measure.

PACWEST BANCORP AND SUBSIDIARIES

FIVE QUARTER STATEMENT OF EARNINGS

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2017	2016	2016	2016	2016
	(Dollars in thousands, except per share data)
Interest income:
Loans and leases	$224,178	$238,223	$225,370	$224,326	$236,375
Investment securities	23,039	23,403	22,187	22,420	22,547
Deposits in financial institutions	192	147	298	308	308
Total interest income	247,409	261,773	247,855	247,054	259,230

Interest expense:
Deposits	8,377	7,369	7,247	7,823	9,073
Borrowings	1,018	631	695	352	581
Subordinated debentures	5,562	5,468	5,278	5,122	4,982
Total interest expense	14,957	13,468	13,220	13,297	14,636

Net interest income	232,452	248,305	234,635	233,757	244,594
Provision for credit losses	24,728	23,215	8,471	13,903	20,140
Net interest income after provision for credit losses	207,724	225,090	226,164	219,854	224,454

Noninterest income:
Service charges on deposit accounts	3,758	3,557	3,488	3,633	3,856
Other commissions and fees	10,390	12,036	12,528	11,073	11,489
Leased equipment income	9,475	8,614	8,538	8,523	8,244
Gain on sale of loans and leases	712	119	157	388	245
Gain (loss) on sale of securities	(99)	515	382	478	8,110
FDIC loss sharing expense, net	—	—	—	(6,502)	(2,415)
Other income	10,878	4,054	1,827	4,528	5,010
Total noninterest income	35,114	28,895	26,920	22,121	34,539

Noninterest expense:
Compensation	64,880	66,013	62,661	62,174	61,065
Occupancy	11,608	12,076	12,010	12,193	12,632
Data processing	7,015	6,574	6,234	5,644	5,904
Other professional services	3,378	4,880	4,625	3,401	3,572
Insurance and assessments	4,791	4,124	4,324	4,951	4,965
Intangible asset amortization	3,064	3,176	4,224	4,371	4,746
Leased equipment depreciation	5,625	5,291	5,298	5,286	5,024
Foreclosed assets expense (income), net	143	2,693	(248)	(3)	(561)
Acquisition, integration and reorganization costs	500	—	—	—	200
Other expense	15,540	13,795	11,582	12,064	13,141
Total noninterest expense	116,544	118,622	110,710	110,081	110,688

Earnings before income taxes	126,294	135,363	142,374	131,894	148,305
Income tax expense	(47,626)	(49,716)	(48,479)	(49,726)	(57,849)
Net earnings	$78,668	$85,647	$93,895	$82,168	$90,456

Basic and diluted earnings per share	$0.65	$0.71	$0.77	$0.68	$0.74

PACWEST BANCORP AND SUBSIDIARIES

FIVE QUARTER SELECTED FINANCIAL DATA

	At or For the Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2017	2016	2016	2016	2016
	(Dollars in thousands)
Performance Ratios:
Return on average assets (1)	1.47%	1.59%	1.77%	1.57%	1.72%
Return on average equity (1)	7.08%	7.57%	8.24%	7.37%	8.20%
Return on average tangible equity (1)(2)	13.90%	14.88%	16.15%	14.61%	16.45%

Yield on average loans and leases (1)	5.94%	6.31%	6.17%	6.24%	6.57%
Yield on average interest-earning assets (1)(3)	5.48%	5.76%	5.55%	5.63%	5.85%
Cost of average total deposits (1)	0.21%	0.19%	0.19%	0.20%	0.23%
Cost of average time deposits (1)	0.45%	0.40%	0.45%	0.52%	0.61%
Cost of average interest-bearing liabilities (1)	0.59%	0.52%	0.52%	0.54%	0.57%
Cost of average funding sources (1)	0.36%	0.32%	0.32%	0.33%	0.35%
Net interest rate spread (1)(3)	4.89%	5.24%	5.03%	5.09%	5.28%
Net interest margin (1)(3)	5.16%	5.47%	5.26%	5.33%	5.53%
Net interest margin excluding acquired loan discount accretion (1)(2)(3)	5.02%	5.01%	4.95%	4.97%	4.91%

Efficiency ratio	41.4%	40.1%	40.1%	40.6%	38.5%
Noninterest expense as a percentage of average assets (1)	2.18%	2.20%	2.09%	2.11%	2.10%

Average Balances:
Loans and leases	$15,297,044	$15,008,268	$14,534,951	$14,468,590	$14,471,165
Interest-earning assets	18,655,243	18,413,189	18,111,585	18,003,075	18,161,751
Total assets	21,645,534	21,427,950	21,072,053	20,999,942	21,198,594
Noninterest-bearing deposits	6,595,346	6,496,221	6,274,294	6,437,720	6,273,249
Interest-bearing deposits	9,330,235	9,327,080	9,107,305	9,199,097	9,388,652
Total deposits	15,925,581	15,823,301	15,381,599	15,636,817	15,661,901
Borrowings and subordinated debentures	1,038,424	946,474	1,023,952	739,509	931,260
Interest-bearing liabilities	10,368,659	10,273,554	10,131,257	9,938,606	10,319,912
Funding sources	16,964,005	16,769,775	16,405,551	16,376,326	16,593,161
Stockholders’ equity	4,503,675	4,501,948	4,530,701	4,483,593	4,438,602

(1) Annualized.
(2) Non-GAAP measure.
(3) Tax equivalent.

PACWEST BANCORP AND SUBSIDIARIES

FIVE QUARTER SELECTED FINANCIAL DATA

	At or For the Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2017	2016	2016	2016	2016
	(Dollars in thousands)
Non-PCI Credit Quality:
Allowance for credit losses to loans and leases	1.08%	1.05%	1.05%	1.03%	0.96%
Allowance for credit losses to nonaccrual loans and leases	97%	95%	90%	118%	106%
Nonaccrual loans and leases to loans and leases	1.11%	1.11%	1.16%	0.88%	0.91%
Nonperforming assets to loans and leases and foreclosed assets	1.20%	1.19%	1.27%	0.99%	1.05%
Nonperforming assets to total assets	0.85%	0.84%	0.87%	0.68%	0.72%
Trailing twelve month net charge-offs to average loans and leases	0.24%	0.15%	0.04%	0.04%	0.03%

PacWest Bancorp Consolidated Capital:
Tier 1 leverage ratio (1)	11.87%	11.91%	12.13%	11.92%	11.51%
Common equity tier 1 capital ratio (1)	12.31%	12.31%	12.83%	12.72%	12.63%
Tier 1 capital ratio (1)	12.31%	12.31%	12.83%	12.72%	12.63%
Total capital ratio (1)	15.56%	15.56%	16.18%	16.08%	15.96%
Risk-weighted assets (1)	$18,734,604	$18,568,622	$17,713,506	$17,520,609	$17,226,658

Equity to assets ratio	20.56%	20.48%	21.31%	21.34%	21.19%
Tangible common equity ratio (2)	11.67%	11.54%	12.19%	12.12%	11.87%
Book value per share	$37.13	$36.93	$37.29	$37.05	$36.60
Tangible book value per share (2)	$18.95	$18.71	$19.12	$18.83	$18.33

Pacific Western Bank Capital:
Tier 1 leverage ratio (1)	11.36%	11.40%	11.54%	11.38%	11.10%
Common equity tier 1 capital ratio (1)	11.79%	11.78%	12.21%	12.13%	12.18%
Tier 1 capital ratio (1)	11.79%	11.78%	12.21%	12.13%	12.18%
Total capital ratio (1)	12.74%	12.72%	13.15%	13.06%	13.05%

Equity to assets ratio	20.11%	20.02%	20.77%	20.82%	20.70%
Tangible common equity ratio (2)	11.16%	11.02%	11.56%	11.51%	11.27%

(1) Capital information for March 31, 2017 is preliminary.

(2) Non-GAAP measure.

GAAP TO NON-GAAP RECONCILIATION

This press release contains certain non-GAAP financial disclosures for return on average tangible equity, tangible common equity ratio, tangible book value per share, net interest margin excluding acquired loan discount accretion, loan and lease yield excluding acquired loan discount accretion, and adjusted allowance for credit losses to loans and leases. The Company uses these non-GAAP financial measures to provide meaningful supplemental information regarding the Company’s operational performance and to enhance investors’ overall understanding of such financial performance.  In particular, the use of return on average tangible equity, tangible common equity ratio, and tangible book value per share is prevalent among banking regulators, investors and analysts.  Accordingly, we disclose the non-GAAP measures in addition to the related GAAP measures of return on average equity, equity to assets ratio, book value per share, net interest margin, loan and lease yield, and allowance for credit losses to loans and leases, respectively.

The reconciliations for the following GAAP financial measures to the non-GAAP financial measures are presented earlier in this press release: (1) net interest margin to net interest margin excluding acquired loan discount accretion, (2) loan and lease yield to loan and lease yield excluding acquired loan discount accretion, and (3) allowance for credit losses to loans and leases to adjusted allowance for credit losses to loans and leases.

The reconciliations for the following GAAP financial measures to the non-GAAP financial measures are presented below: (1) return on average equity to return on average tangible equity, (2) equity to assets ratio to tangible common equity ratio, and (3) book value per share to tangible book value per share.

PACWEST BANCORP AND SUBSIDIARIES

GAAP TO NON-GAAP RECONCILIATION

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
Return on Average Tangible Equity	2017	2016	2016	2016	2016
	(Dollars in thousands)
Net earnings	$78,668	$85,647	$93,895	$82,168	$90,456

Average stockholders’ equity	$4,503,675	$4,501,948	$4,530,701	$4,483,593	$4,438,602
Less: Average intangible assets	2,209,112	2,212,042	2,217,564	2,222,007	2,227,520
Average tangible common equity	$2,294,563	$2,289,906	$2,313,137	$2,261,586	$2,211,082

Return on average equity (1)	7.08%	7.57%	8.24%	7.37%	8.20%
Return on average tangible equity (2)	13.90%	14.88%	16.15%	14.61%	16.45%

(1) Annualized net earnings divided by average stockholders’ equity.

(2) Annualized net earnings divided by average tangible common equity.

PACWEST BANCORP AND SUBSIDIARIES

GAAP TO NON-GAAP RECONCILIATION

Tangible Common Equity Ratio/ Tangible Book Value Per Share	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016
	(Dollars in thousands, except per share data)
PacWest Bancorp Consolidated:
Stockholders’ equity	$4,508,106	$4,479,055	$4,542,595	$4,513,304	$4,456,592
Less: Intangible assets	2,207,251	2,210,315	2,213,491	2,219,557	2,223,928
Tangible common equity	$2,300,855	$2,268,740	$2,329,104	$2,293,747	$2,232,664

Total assets	$21,927,254	$21,869,767	$21,315,291	$21,147,139	$21,031,009
Less: Intangible assets	2,207,251	2,210,315	2,213,491	2,219,557	2,223,928
Tangible assets	$19,720,003	$19,659,452	$19,101,800	$18,927,582	$18,807,081

Equity to assets ratio	20.56%	20.48%	21.31%	21.34%	21.19%
Tangible common equity ratio (1)	11.67%	11.54%	12.19%	12.12%	11.87%

Book value per share	$37.13	$36.93	$37.29	$37.05	$36.60
Tangible book value per share (2)	$18.95	$18.71	$19.12	$18.83	$18.33
Shares outstanding	121,408,133	121,283,669	121,817,524	121,819,849	121,771,252

Pacific Western Bank:
Stockholder’s equity	$4,405,770	$4,374,478	$4,416,623	$4,390,928	$4,331,841
Less: Intangible assets	2,207,251	2,210,315	2,213,491	2,219,557	2,223,928
Tangible common equity	$2,198,519	$2,164,163	$2,203,132	$2,171,371	$2,107,913

Total assets	$21,910,720	$21,848,644	$21,266,705	$21,084,950	$20,928,105
Less: Intangible assets	2,207,251	2,210,315	2,213,491	2,219,557	2,223,928
Tangible assets	$19,703,469	$19,638,329	$19,053,214	$18,865,393	$18,704,177

Equity to assets ratio	20.11%	20.02%	20.77%	20.82%	20.70%
Tangible common equity ratio (1)	11.16%	11.02%	11.56%	11.51%	11.27%

(1) Tangible common equity divided by tangible assets.
(2) Tangible common equity divided by shares outstanding.